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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsor and Trustee of Equity Investor Fund, Select Ten Retirement Portfolio Series 2000, Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-94481 of our report dated February 11, 2000, relating to the Statement of Condition of Equity Investor Fund, Select Ten Retirement Portfolio Series 2000, Defined Asset Funds and to the reference to us under the heading "How the Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
February 11, 2000